UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2012 (January 18, 2012)

CAPITOL BANCORP LIMITED

(Exact name of registrant as specified in its charter)

Michigan	001-31708	38-2761672
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Capitol Bancorp Center
200 N. Washington Square, Lansing, MI
(Address of principal executive offices)

48933
(Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 18, 2012, Capitol Bancorp Ltd. (“Capitol”) reconvened the annual meeting of holders of its common stock (the “Annual Meeting”).  At the record date for the Annual Meeting, November 4, 2011, there were 41,045,267 shares of common stock outstanding and entitled to vote.  At the reconvened session of the Annual Meeting, 29,959,810 shares of common stock (72.99%) were represented in person or by proxy and, accordingly, a quorum was present.  The proposals, as set forth in the Supplement dated December 13, 2011 to the proxy statement dated November 10, 2011, that were presented and voted on are as follows:

Proposal Three: Amendment to Articles of Incorporation to Require Majority Voting for the Election of Directors

Number of Votes Cast For: 5,855,952
Number of Votes Against: 10,435,160
Number of Votes Abstained: 188,627
Number of Broker Non-Votes: Not Applicable

Proposal Four: Redemption of Preferred Stock Purchase Rights Under Capitol’s Tax Benefits Preservation Plan

Number of Votes Cast For: 3,540,669
Number of Votes Against: 12,590,760
Number of Votes Abstained: 348,308
Number of Broker Non-Votes: Not Applicable

Proposal Five: Implementation of a Policy Requiring Two-Thirds Majority of Independent Directors

Number of Votes Cast For: 3,953,923
Number of Votes Against: 12,371,672
Number of Votes Abstained: 154,142
Number of Broker Non-Votes: Not Applicable

Proposal Six: Declassification of the Board of Directors

Number of Votes Cast For: 3,287,602
Number of Votes Against: 9,507,763
Number of Votes Abstained: 296,420
Number of Broker Non-Votes: Not Applicable

A copy of Capitol’s announcement of the voting results is attached as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Capitol Bancorp Limited dated January 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL BANCORP LIMITED

Date: January 20, 2012	By:	/s/ Cristin K. Reid
Cristin K. Reid
Corporate President

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 20, 2012